UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 31, 2009 (July 29, 2009)

MERCK & CO., INC.
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation or organization)	1-3305 (Commission file number)	22-1109110 (I.R.S. Employer Identification No.)
One Merck Drive, P.O. Box 100, Whitehouse Station, NJ (Address of principal executive offices)	08889 (Zip code)

Registrant’s telephone number, including area code:  (908) 423-1000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreements.

On July 29, 2009, Merck & Co., Inc., a New Jersey corporation (“Merck”), Merck SH Inc., a Delaware corporation, and Merck Sharp & Dohme (Holdings) Limited, an English limited company (and together with Merck SH Inc., the “Merck Subsidiaries”) entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with sanofi-aventis, a société anonyme organized under the laws of France.   The Share Purchase Agreement provides that, upon the terms and subject to the conditions set forth in the Share Purchase Agreement, the Merck Subsidiaries will sell to sanofi-aventis (or a subsidiary of sanofi-aventis), and sanofi-aventis (or a subsidiary of sanofi-aventis) will purchase from the Merck Subsidiaries, Merck’s fifty percent equity interest in Merial Limited, an English private company and a Delaware limited liability company (“Merial”) for $4 billion in cash.  A copy of the Share Purchase Agreement is attached hereto as Exhibit 2.1, the terms of which are incorporated herein by reference.

On July 29, 2009, Merck entered into a Call Option Agreement (the “Option Agreement”) with Schering-Plough Corporation, a New Jersey corporation (“Schering-Plough”), and sanofi-aventis.   The Option Agreement provides that, upon the terms and subject to the conditions set forth in the Option Agreement, Schering-Plough has granted sanofi-aventis an option, exercisable after the completion of the proposed merger between Merck and a certain subsidiary of Schering-Plough pursuant to the Agreement and Plan of Merger, dated as of March 8, 2009, by and among Merck, Schering-Plough, SP Merger Subsidiary One, Inc. (formerly Blue, Inc.) and SP Merger Subsidiary Two, Inc. (formerly Purple, Inc.), to acquire, by way of contribution to Merial, all of Schering-Plough’s animal health business as conducted by Intervet Holdings B.V., Intervet Inc. and by certain other subsidiaries of Schering-Plough, in exchange for a fifty percent equity interest in the combined entity.  A copy of the Option Agreement is attached hereto as Exhibit 10.1, the terms of which are incorporated herein by reference.

Item 8.01.  Other Events.

On July 30, 2009, Merck issued a joint press release with sanofi-aventis and Schering-Plough announcing the execution of the Share Purchase Agreement and the Option Agreement.  A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Other Information

Forward-Looking Statements:

This Current Report on Form 8-K (including information included or incorporated by reference therein) includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  Such statements may include, but are not limited to, statements about the benefits of the proposed merger between Merck and Schering-Plough, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts.  Such statements are based upon the current beliefs and expectations of Merck’s and Schering-Plough’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the possibility that the expected synergies from the proposed merger of Merck and Schering-Plough will not be realized, or will not be realized within the expected time period, due to, among other things, the impact of pharmaceutical industry regulation and pending legislation that could affect the pharmaceutical industry; the ability to obtain governmental and self-regulatory organization approvals of the merger on the proposed terms and schedule; the actual terms of the financing required for the merger and/or the failure to obtain such financing; the failure of Schering-Plough or Merck stockholders to approve the merger; the risk that the businesses will not be integrated successfully; disruption from the merger making it more difficult to maintain business and operational relationships; the possibility that the merger does not close, including, but not limited to, due to the failure to satisfy the closing conditions; Merck’s ability to accurately predict future market conditions; dependence on the effectiveness of Merck’s patents and other protections for innovative products; the risk of new and changing regulation and health policies in the U.S. and internationally and the exposure to litigation and/or regulatory actions. Merck undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.  Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in Merck’s 2008 Annual Report on Form 10-K, Current Report on Form 8-K filed on June 22, 2009 and Merck's other filings with the Securities and Exchange Commission (the “SEC”) available at the SEC’s Internet site (www.sec.gov).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number                 Description

2.1	Share Purchase Agreement, dated July 29, 2009, by and among Merck & Co., Inc., Merck SH Inc., Merck Sharp & Dohme (Holdings) Limited and sanofi-aventis.

10.1	Call Option Agreement, dated July 29, 2009, by and among Merck & Co., Inc., Schering-Plough Corporation and sanofi-aventis.

99.1	Press Release, dated July 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 31, 2009

Merck & Co., Inc.

By:	/s/ Debra A. Bollwage
Name: Debra A. Bollwage
Title: Senior Assistant Secretary

INDEX TO EXHIBITS

Number                 Description

2.1	Share Purchase Agreement, dated July 29, 2009, by and among Merck & Co., Inc., Merck SH Inc., Merck Sharp & Dohme (Holdings) Limited and sanofi-aventis.

10.1	Call Option Agreement, dated July 29, 2009, by and among Merck & Co., Inc., Schering-Plough Corporation and sanofi-aventis.

99.1	Press Release, dated July 30, 2009